UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

PULTEGROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Peachtree Road NE, Suite 1500

Atlanta, Georgia 30326

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 404 978-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	PHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 19, 2024, Robert T. O’Shaughnessy, the Executive Vice President and Chief Financial Officer of PulteGroup, Inc. (the “Company”), notified the Company that he intends to retire from the Company at the end of 2025. Mr. O’Shaughnessy is expected to continue to serve as the Company’s Chief Financial Officer until February 7, 2025 (the “Transition Date”) and is expected to remain at the Company as Executive Vice President until the end of 2025. In connection with his separation, Mr. O’Shaughnessy’s outstanding equity and long-term incentive awards will receive retirement vesting treatment in accordance with the terms of the award agreements and the PulteGroup, Inc. Amended Retirement Policy.

James L. Ossowski has been promoted to Executive Vice President and Chief Financial Officer of the Company, effective upon Mr. O’Shaughnessy’s retirement from the role of Chief Financial Officer on the Transition Date. Mr. Ossowski, who is 56 years old, was appointed the Company’s Senior Vice President – Finance in 2017 and previously held the following corporate and field financial roles at the Company with increasing responsibility since 2002: Vice President-Finance and Controller, Vice President-Finance Homebuilding Operations, Area Vice President-Finance, and Director of Corporate Audit. Effective as of the Transition Date, Mr. O’Shaughnessy will no longer be the principal financial officer of the Company, and Mr. Ossowski will assume those responsibilities.

In connection with the promotion and effective January 1, 2025, Mr. Ossowski’s annual base salary will be $650,000, his annual incentive bonus target will be $1,300,000, and his long-term incentive award opportunity target will be $1,800,000. Mr. Ossowski will also become subject to the PulteGroup, Inc. Amended Executive Severance Policy.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Ossowski and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Mr. Ossowski and any other person pursuant to which Mr. Ossowski was appointed to his position. There are no transactions in which Mr. Ossowski has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 7.01 REGULATION FD DISCLOSURE.

On July 22, 2024, the Company issued a press release announcing the retirement of Mr. O’Shaughnessy and the appointment of Mr. Ossowski. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release issued by PulteGroup, Inc. dated July 22, 2024

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date: July 22, 2024	By:	/s/ Todd N. Sheldon
		Name:	Todd N. Sheldon
		Title:	Executive Vice President, General Counsel and Corporate Secretary